Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint Maryann T. Mannen, Maria A. Khoury and Erin M. Brzezinski, and each of them acting individually, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and revocation, and in the name, place and stead of each of the undersigned, to execute on behalf of the undersigned (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of an unspecified amount of equity and debt securities of the Registrant, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement that said attorneys, or any one of them, deem necessary, appropriate or desirable to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Form S-3 Registration Statement and (iii) any and all instruments, certificates, applications, agreements or other documents that said attorneys, or any one of them, deem necessary, appropriate or desirable to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to the securities registered under the Form S-3 Registration Statement, in each case, granting to said attorneys, and each of them individually, full power and authority to do or cause to be done any and all acts and things whatsoever deemed necessary, appropriate or desirable by said attorneys, or any one of them, to be in the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the acts of said attorneys, or any one of them, and any such substitute prior to the execution hereof. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 29th day of April, 2026.

/s/ Maryann T. Mannen	/s/ Maria A. Khoury
Maryann T. Mannen	Maria A. Khoury
Chairman of the Board of Directors, President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
(principal executive officer)	(principal financial officer)

/s/ Erin M. Brzezinski	/s/ Abdulaziz F. Alkhayyal
Erin M. Brzezinski	Abdulaziz F. Alkhayyal
Vice President and Controller	Director
(principal accounting officer)

/s/ Evan Bayh	/s/ Jeffrey C. Campbell
Evan Bayh	Jeffrey C. Campbell
Director	Director

/s/ Jonathan Z. Cohen	/s/ Kimberly N. Ellison-Taylor
Jonathan Z. Cohen	Kimberly N. Ellison-Taylor
Director	Director

/s/ Eileen P. Paterson	/s/ Kim K.W. Rucker
Eileen P. Paterson	Kim K.W. Rucker
Director	Director

/s/ Frank M. Semple	/s/ J. Michael Stice
Frank M. Semple	J. Michael Stice
Director	Director

/s/ John P. Surma
John P. Surma
Director